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                                                                  EXHIBIT 99.B10

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                 March 24, 1997

SBSF Funds, Inc.
45 Rockefeller Plaza
New York, NY 10111

Re:      Post-Effective Amendment No. 30 to
         SBSF Funds, Inc. Registration Statement on Form N-1A

Gentlemen:

         We refer to Post-Effective Amendment No. 30 and Amendment No. 31 to the Registration Statement on Form N-1A (SEC File No. 2-84920) (the "Registration Statement") of SBSF Funds, Inc., a Maryland corporation (d/b/a Key Mutual Funds) (the "Company"), relating to the registration of an indefinite number of shares of common stock of six portfolios offered by the Company, namely Key Stock Index Fund, Key International Index Fund, SBSF Fund, SBSF Convertible Securities Fund, SBSF Capital Growth Fund, and Key Money Market Mutual Fund (the "Shares").

         We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.

         We have examined documents relating to the organization of the Company and the authorization and issuance of shares of the Fund. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares have been duly and validly authorized by all appropriate corporate action, and assuming delivery of the Shares by sale or in accord with the Company's dividend reinvestment plan in accordance with the Company's then-current Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we consent to the use of our name and to the reference to our firm under the heading "Counsel" in the Prospectus, which is included as part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Morrison & Foerster LLP

                                                    MORRISON & FOERSTER LLP



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